Exhibit 99.1

Tempest Reports First Quarter 2024 Financial Results and

Provides Business Update

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Advancing TPST-1120 into a pivotal Phase 3 trial in first-line HCC and TPST-1495 into a Phase 2 in FAP
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Reported new preclinical data for TPST-1120 in kidney cancer at the AACR Annual Meeting
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Published positive data from the Phase 1 Trial of TPST-1120 in patients with advanced solid tumors in the Journal of Cancer Research Communications
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Presented new data at the SITC 2024 Spring Scientific Meeting elucidating the mechanism of TPST-1120 and supporting its potential in multiple cancers

Brisbane, CA, May 9, 2024 – Tempest Therapeutics, Inc. (Nasdaq: TPST), a clinical-stage biotechnology company developing first-in-classi targeted and immune-mediated therapeutics to fight cancer, today reported financial results for the quarter ended March 31, 2024, and provided a corporate update.

"The positive data and mechanistic analysis presented in the first quarter build on the positive preclinical and clinical data package for TPST-1120, further confirming and reinforcing our excitement about the potential of TPST-1120 in liver and kidney cancers, as well as other indications, and our confidence in the program as it moves closer to a pivotal Phase 3 study in first-line HCC,” said Stephen Brady, president and chief executive officer of Tempest.

Recent Highlights

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TPST-1120 (clinical PPARα antagonist):
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Reported new preclinical data at the 2024 American Association for Cancer Research (AACR) Annual Meeting demonstrating that TPST-1120 reduces kidney cancer (RCC) growth as a monotherapy, while also showing increased inhibition when combined with frontline chemotherapy and immunotherapy. These data further support the clinical benefit observed in the TPST-1120 Phase 1 data presented in an oral presentation at ASCO 2022.
o
Published positive data from Phase 1 Trial of TPST-1120 in patients with advanced solid tumors in the Journal of Cancer Research Communications. Data showed that TPST-1120 demonstrated clinical activity, including tumor shrinkage, even in PD-1 inhibitor-refractory and immune-compromised cancers, and was well tolerated both as monotherapy and in combination with nivolumab. These data complement the positive Phase 1b/2 data reported in October 2023 from a global randomized study of TPST-1120 in combination with atezolizumab and bevacizumab in first-line patients with advanced HCC.
o
Presented new preclinical data showing potent anti-tumor activity in several cancer models treated with TPST-1120 alone or with immune checkpoint inhibitors at the Society for Immunotherapy of Cancer (SITC) 2024 Spring Scientific Meeting. The presentation also covered experimental results that corroborated clinical biomarker data from patients with advanced solid tumor cancers treated in the Phase 1 clinical trial of TPST-1120 in multiple solid tumor indications, which showed statistically significant, exposure-dependent elevations in expression levels of multiple immune-related genes, and patients exhibiting objective responses displayed increased circulating free fatty acids (FFA), both of which are in-line with the proposed TPST-1120 mechanism of action.

Potential Future Milestones

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TPST-1120 (clinical PPARα antagonist)
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Expect to announce updated data from the ongoing randomized study in first-line HCC patients in 2024.
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Plan to advance TPST-1120 into a registrational Phase 3 study in first-line HCC patients, subject to obtaining feedback from the FDA.
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TPST-1495 (clinical dual EP2/4 prostaglandin receptor antagonist)
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Plan to advance TPST-1495 into a Phase 2 study in patients with Familial Adenomatous Polyposis (“FAP”) in 2024 under the auspices of the Cancer Prevention Clinical Trials Network and funded by the National Cancer Institute (“NCI”) Division of Cancer Prevention, subject to final approval of NCI.

o
Expect to report data from the combination arm at the two highest TPST-1495 doses in patients with advanced endometrial cancer, where prostaglandin signaling is implicated, in 2024.

Financial Results

First Quarter 2024

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Tempest ended the quarter with $32.3 million in cash and cash equivalents, compared to $39.2 million on December 31, 2023.
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Net loss and net loss per share for the quarter ended March 31, 2024, were $7.9 million and $0.36, respectively, compared to $7.6 million and $0.55, respectively, for the same period in 2023.
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Research and development expenses for the quarter were $4.3 million compared to $4.7 million for the same period in 2023. The $0.4 million decrease was primarily due to a decrease in costs incurred from contract research organizations and third-party vendors.
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General and administrative expenses for the quarter were $3.6 million compared to $2.9 million for the same period in 2023. The $0.7 million increase was primarily due to share-based compensation expense and consulting services.
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Based on its current cash and operating plan, Tempest expects to have sufficient resources to fund operations into the second quarter of 2025.

About Tempest Therapeutics

Tempest Therapeutics is a clinical-stage biotechnology company advancing a diverse portfolio of small molecule product candidates containing tumor-targeted and/or immune-mediated mechanisms with the potential to treat a wide range of tumors. The company’s novel programs range from early research to later-stage investigation in a randomized global study in first-line cancer patients. Tempest is headquartered in Brisbane, California. More information about Tempest can be found on the company’s website at www.tempesttx.com.

Forward-Looking Statements

This press release contains forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”)) concerning Tempest Therapeutics, Inc. These statements may discuss goals, intentions, and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of Tempest Therapeutics, as well as assumptions made by, and information currently available to, management of Tempest Therapeutics. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “could”, “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions. All statements that are not historical facts are forward-looking statements, including any statements regarding: the design, initiation, progress, timing, scope and results of clinical trials; anticipated therapeutic benefit and regulatory development of the Company’s product candidates; the Company’s anticipated cash runway; the Company’s ability to deliver on potential value-creating milestones; the Company’s ability to advance into a late-stage clinical company; and the Company’s ability to achieve its operational plans. Forward-looking statements are based on information available to Tempest Therapeutics as of the date hereof and are not guarantees of future performance. Any factors may cause differences between current expectations and actual results, including: unexpected safety or efficacy data observed during preclinical or clinical trials; clinical trial site activation or enrollment rates that are lower than expected; changes in expected or existing competition; changes in the regulatory environment; and unexpected litigation or other disputes. Other factors that may cause actual results to differ from those expressed or implied are discussed in greater detail in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 and other documents filed by the Company from time to time with the Securities and Exchange Commission. Except as required by applicable law, Tempest Therapeutics undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Tempest Therapeutics’ views as of any date subsequent to the date of this press release and should not be relied upon as prediction of future events. In light of the foregoing, investors are urged not to rely on any forward-looking statement in reaching any conclusion or making any investment decision about any securities of Tempest Therapeutics.

TEMPEST THERAPEUTICS, INC.
Consolidated Balance Sheets
(in thousands)

	March 31, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$32,326	$39,230
Prepaid expenses and other current assets	1,171	1,133
Total current assets	33,497	40,363

Property and equipment, net	920	840
Operating lease right-of-use assets	9,513	9,952
Other noncurrent assets	448	448

Total assets	$44,378	$51,603

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$1,051	$845
Accrued expenses	1,524	1,673
Current loan payable, net	6,458	4,285
Current operating lease liabilities	858	952
Accrued compensation	690	1,543
Interest payable	110	113
Total current liabilities	10,691	9,411

Loan payable, net	4,140	6,264
Operating lease liabilities	8,915	9,160
Total liabilities	23,746	24,835

Stockholders' equity
Common stock	22	22
Additional paid-in capital	193,777	192,009
Accumulated deficit	(173,167)	(165,263)
Total stockholders' equity	20,632	26,768
Total liabilities and stockholders' equity	$44,378	$51,603

TEMPEST THERAPEUTICS, INC.
Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three months ended	Three months ended
	March 31, 2024	March 31, 2023
Expenses:
Research and development	$4,340	$4,678
General and administrative	3,634	2,903

Operating loss	(7,974)	(7,581)

Other income (expense), net:
Interest expense	(368)	(344)
Interest and other income, net	438	289

Net loss	$(7,904)	$(7,636)
Net loss per share	$(0.36)	$(0.55)

Investor Contacts:

Sylvia Wheeler

Wheelhouse Life Science Advisors

swheeler@wheelhouselsa.com

Aljanae Reynolds

Wheelhouse Life Science Advisors

areynolds@wheelhouselsa.com

[i] If approved by the FDA